EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-142221, No. 333-118588 and No. 333-13947) on Form S-8 of our report dated March 16, 2010, relating to the consolidated financial statements of TGC Industries, Inc. and subsidiary and the effectiveness of TGC Industries, Inc. and subsidiary’s internal control over financial reporting, which appear in this Annual Report on Form 10-K/A, Amendment No. 1, of TGC Industries, Inc., for the year ended December 31, 2009.

/s/ Lane Gorman Trubitt, L.L.P.

Dallas, Texas

May 3, 2010